Exhibit 4.12

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                   , 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE, COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MISSION COMMUNITY BANCORP, 3380 SOUTH HIGUEROA, SAN LUIS OBISPO, CA 93401, (805) 782-5000.

MISSION COMMUNITY BANCORP

Incorporated under the laws of the State of California

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of

Common Stock of Mission Community Bancorp and

Related

Warrants to Purchase Shares of Common Stock of Mission Community Bancorp

Subscription Price:  $5.00 per Share and Related Warrant

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON

OR BEFORE 5:00 PM., PACIFIC TIME, ON                           , 2010,

UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above.  Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, without par value, of Mission Community Bancorp (“Share”), and one related warrant to purchase one Share (“Warrant”) at a subscription price of $5.00, pursuant to a Subscription Rights Offering (the “Subscription Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate.  The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share and related Warrant in accordance with the “Instructions as to Use of Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

Witness the seal of Mission Community Bancorp and the signatures of its duly authorized officers.

Dated:                      , 2010

Secretary	Chief Executive Officer

DELIVERY OF SUBSCRIPTION RIGHTS CERTIFICATE

If delivering by Hand/Mail/Overnight Courier

Mission Community Bancorp

3380 South Higuera Street

San Luis Obispo, California 93401

Attn: Cindy Harrison

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares and warrants pursuant to your Subscription Rights, please complete lines (a) and (b) and sign under Form 3 below.

(a)  EXERCISE OF SUBSCRIPTION RIGHTS:

I apply for                      shares x $5.00=$                (no. of new shares)  (subscription price)  (amount enclosed)

(b) METHOD OF PAYMENT (CHECK ONE)

☐            Check or bank draft drawn on a U.S. bank payable to Mission Community Bancorp.

Funds paid by uncertified check may take at least five business days to clear.

☐  Wire transfer of immediately available funds directly to the account maintained by Mission Community Bancorp for purposes of accepting subscriptions in this Rights Offering at Mission Community Bank, 3380 South Higuera Street, San Luis Obispo, California 93401, ABA #  122242649, Account #                                 , with reference to the rights holder’s name.

(c)  ASSIGNMENT

If you are an assignee of this Subscription Rights Certificate you must submit the originally executed assignment form, obtained from Mission Community Bancorp, signed by the original Subscription Rights Certificate holder, as well as this completed subscription rights certificate.

☐  Check here if you are an Assignee of this Subscription Rights Certificate.

FORM 2—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares and Warrants underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3—SIGNATURE

TO SUBSCRIBE:  I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT:  The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or any change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.